UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Commission File Number: 333-168860

ASSET PROTECTION OF AMERICA, INC.

(Exact name of Registrant as specified in its charter)

Nevada	27=3387893
(State of incorporation)	(IRS Employer ID Number)

9500 W. Flamingo Rd, Suite 205 Las Vegas, NV 89147

(Address of principal executive offices)

(800) 581-1522

Registrant’s telephone number, including area code

Date of Report (Date of earliest event reported):

August 2nd, 2016

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 5.01 – CHANGE IN CONTROL OF REGISTERANT.

On August 2nd, 2016 Max Niche Saint Solution Pte Ltd. closed a transaction in which it acquired a total of 10,000,000 shares of restricted stock of the Company, representing 86.6% of the shares in the Company from Todd Bauman and Andrea Scott, the former officers of the Company for a total purchase price of $243,025.00.

ITEM 5.02 – DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On August 2nd, 2016, Mr. Todd Bauman and Ms. Andrea Scott resigned their official positions as Directors of the Corporation, and on the same day the shareholders of the Corporation voted Mr. Jean Yves Gicquel as Director and CEO of the Company.

Mr. Gicquel, 61, brings significant international leadership and operational management skills to the Company. He has held numerous managerial positions including with Language Bank International, BookCoins Inc., and Director of Seri Bintang which focused on the education sector. Mr. Gicquel has been a speaker at numerous international conferences relating to Asia Rim trade issues.

ITEM 9.01 EXHIBITS

  (d) Exhibits.

10.1 Shareholder’s Resolution Appointing New Director

10.2 Resignation of Todd Bauman

10.3 Resignation of Andrea Scott

      SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 5th, 2016

Asset Protection of America, Inc.

_/s/_:   Jean Yves Gicquel ____

By:   Jean Yves Gicquel, CEO